                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the 1996 Equity Incentive Plan, as amended, the 1996 Non-Employee Directors' Stock Option Plan, as amended, and the Employee Stock Purchase Plan, as amended, of ONYX Pharmaceuticals, Inc. of our report dated February 18, 2000, with respect to the financial statements of ONYX Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                 /s/ Ernst & Young LLP



Palo Alto, California
October 16, 2000